Exhibit 99.1

For Immediate Release

Danka Business Systems PLC Signs Agreement with Konica Minolta to Sell U.S. Business Operations

ST. PETERSBURG, FLORIDA (April 8, 2008) – Danka Business Systems PLC (Danka; OTCBB: DANKY; LSE:DNK.L), a leading supplier of office imaging equipment and support services in the United States, today announced it has signed a definitive agreement with Konica Minolta Business Solutions U.S.A., Inc. (“Konica Minolta”), a leading provider of advanced imaging and networking technologies from the desktop to the print shop, enabling Konica Minolta to acquire the company’s wholly-owned U.S. subsidiary, Danka Office Imaging Company (“DOIC”), through which Danka conducts its business operations.

Under the terms of the agreement, the total purchase price is expected to be approximately $240 million. The transaction is expected to close by June 30, 2008. It is subject to a number of regulatory and other closing conditions, in both the United States and the United Kingdom, including approval of the transaction by Danka’s shareholders.

“In addition to continuing support for the entire Danka customer base with a complete range of products and service capabilities,” said A.D. Frazier, Chairman and Chief Executive Officer of Danka, “I am pleased to say the new organization will also provide the added benefit of direct access to Konica Minolta’s world-class technology, distinctive product offerings and financial strength. Customer relationships will grow ever stronger as a result.”

Upon consummation of the transaction, DOIC will become a wholly-owned subsidiary of Konica Minolta, and will maintain its current offices in St. Petersburg, Florida and elsewhere. Konica Minolta will supplement the product mix including network-ready multifunctional products (print, copy, fax and scan all in one system) and network printers in DOIC markets beginning in mid-2008. DOIC will continue servicing its customers with its highly trained sales and service teams.

Frazier credits Danka employees for accomplishing a remarkable competitive transformation. “They redefined the manner in which document workflow solutions are managed and serviced in small-to-medium sized enterprises and in the extremely competitive high volume production print marketplace. Their success, achieved against a backdrop of having to overcome the company’s daunting corporate legacy issues, translates to new relevancy and value for the Danka approach.”

Frazier added, “Nevertheless, the costs associated with trying to remain an independent player in an extremely competitive industry are imposing. This transaction represents, by far, the best outcome for Danka’s organization and staff. It preserves the DOIC organization, allowing us to serve our loyal customers while addressing the holding company’s burdensome financial obligations. We are confident that Konica Minolta’s stated desire to invest in, and grow, DOIC’s business will be rewarded in the customer marketplace.”

The acquisition by Konica Minolta is designed to build and expand upon the foundation established by DOIC. “Konica Minolta’s acquisition of DOIC will further enhance our leadership in the color and high volume production print markets while complementing our overall growth strategy with our independent dealers and branch network,” said Jun Haraguchi, President and CEO of Konica Minolta Business Solutions U.S.A., Inc. “We’re excited about the prospects that this strategic acquisition will create, and believe the combined strength of the new organization will be beneficial to our customers, the DOIC customer base and the DOIC employee family.”

The transaction contemplates that Danka Business Systems PLC, the holding company, will sell to Konica Minolta the stock in its U.S. operations, Danka Office Imaging Company. Once completed, the holding company will distribute proceeds from the sale to debt and shareholders through a British process of voluntary liquidation, which will also need to be approved by Danka shareholders.

Under the terms of Danka’s existing Articles of Association, the holders of Danka’s ordinary shares (and ADSs) would not be entitled to receive any portion of the amount which is expected to be available for distribution to the holding company’s shareholders. However, the Board is seeking to implement arrangements which would result in the holders of Danka’s ADSs receiving the cash sum of $0.10 per ADS. Further details of these proposed arrangements will be provided to the company’s shareholders as soon as possible.

Cypress Merchant Banking Partners II L.P. and certain of its affiliates, which collectively hold approximately 338,569 Participating Shares which confer the right to exercise approximately 29.0% of the voting rights exercisable at general meetings of the company, have agreed to vote in favor of the transaction, the liquidation and related proposals.

Use of Proceeds

If shareholders approve the sale transaction and liquidation the net cash proceeds from the disposal will be used to discharge Danka’s approximately $152 million of indebtedness under the existing credit facilities provided by GE Corporate Capital. After depositing $25 million of the sale proceeds in escrow to satisfy potential claims by Konica Minolta under the definitive agreement, the remaining sum, together with the company’s other cash resources, will be used to discharge other actual and contingent liabilities and the costs and expenses of the liquidation. The resulting cash balance, together with any remaining escrow proceeds, will be returned to shareholders. Net funds returning to owners of the company’s Participating Shares are expected to total less than the 20% of the $372 million in accrued payments currently owed to them.

Additional Information and Where to Find It

This press release may be deemed to be solicitation material in respect of the proposed sale of DOIC to Konica Minolta, the liquidation of Danka and the amendment to Danka’s Articles of Association. In connection with the proposed acquisition, Danka plans to file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS OF DANKA ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED SALE TRANSACTION, LIQUIDATION AND AMENDMENT OF DANKA’S ARTICLES OF ASSOCIATION. The final proxy statement will be mailed to shareholders of Danka. Investors and security holders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by Danka with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and Danka’s other filings with the SEC may also be obtained from Danka. Free copies of Danka’s filings may be obtained by directing a request to: Danka Business Systems PLC, 11101 Roosevelt Boulevard, St. Petersburg, FL 33716, Attention: Company Secretary.

Danka and its directors, executive officers and other members of its management and employees may be deemed to be soliciting proxies from Danka’s shareholders in favor of the proposed sale transaction, liquidation and amendment of Danka’s Articles of Association. Information regarding Danka’s directors and executive officers is available in Danka’s proxy statement for its 2007 annual general meeting of shareholders, which was filed with the SEC on July 30, 2007. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Danka has retained the services of Houlihan Lokey Howard & Zukin Capital, Inc. and Skadden, Arps, Slate, Meagher & Flom LLP to advise in the transaction.

About Danka Business Systems PLC

Through its operating subsidiary DOIC, Danka delivers value to clients by using its expert technical and professional services to implement effective document information solutions. As one of the largest independent providers of enterprise imaging systems and services, Danka enables choice, convenience and continuity. Danka’s vision is to empower customers to benefit fully from the convergence of image and document technologies in a connected environment and, in turn, strengthen its client relationships and expand its strategic value. For more information, visit www.danka.com.

About Konica Minolta Business Solutions U.S.A.

Konica Minolta Business Solutions U.S.A., Inc. (www.kmbs.konicaminolta.us), a leader in advanced imaging and networking technologies for the desktop to the print shop, brings together unparalleled advances in security, print quality and network integration via its award-winning line of bizhub(TM) multifunction products (MFPs); bizhub PRO(TM) production printing systems; magicolor(R) desktop color laser printers and all-in-ones; and pagepro(TM) monochrome desktop laser printers and all-in-ones. Konica Minolta also offers advanced software solutions, wide-format printers, microform digital imaging systems, and scanning systems for specialized applications. Headquartered in Ramsey, New Jersey, Konica Minolta delivers expert professional services and client support through an extensive network of direct sales offices, authorized dealers, resellers and distribution partners in the United States, Canada, Mexico, Central America and South America.

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Contact: Danka St. Petersburg—Edward Quibell, Chief Financial Officer, (727) 622-2760

Certain statements contained in this press release, including statements related to Danka’s future business and financial performance, are forward-looking. Such statements reflect the current views of Danka with respect to future events and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those reflected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management's analysis only as of the date they are made.

Danka is a registered trademark and Danka @ the Desktop is a trademark of Danka Business Systems PLC. All other trademarks are the property of their respective owners.

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